Exhibit 10.22
FIRST AMENDMENT TO CREDIT AGREEMENT
     This FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of March 11, 2009 (this “Amendment”), is executed by and among JAIX LEASING COMPANY, a Delaware corporation (the “Borrower”), the financial institutions party to the Credit Agreement referred to below (the “Lenders”) and BANK OF AMERICA, N.A., a national banking association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
RECITALS:
     The Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement dated as of September 30, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
     The Borrower has requested that the Administrative Agent and the Lenders make certain amendments to the Credit Agreement. The Lenders and the Administrative Agent are willing to grant the Borrower’s requests subject to the terms and conditions of this Amendment.
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Recitals. The foregoing Recitals are hereby made a part of this Amendment.
     2. Definitions. Capitalized words and phrases used herein within definition shall have the respective meanings ascribed to such words and phrases in the Credit Agreement.
     (a) In addition, Section 1.01 of the Credit Agreement is hereby amended by adding or amending, as the case may be, the following defined terms:
     “ERISA Event” means: (a) a Reportable Event with respect to a Plan; (b) a withdrawal by a member of the Consolidated Group or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a member of the Consolidated Group or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a member of the Consolidated Group or any ERISA Affiliate.
     “Sufficiently Funded” means, as of the most recent determination, the aggregate “funding target attainment percentage” (as defined in Section 430(d)(2) of the Code) of the Plans exceeds 70%.
     (a) Section 1.01 of the Credit Agreement is further amended by deleting the defined term “Unfunded Pension Liability”.
     3. ERISA Compliance. Section 5.12 of the Credit Agreement is hereby amended in its entirety to read as follows:
     “5.12 ERISA Compliance.
     (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. No contribution failure under Section 412 or 430 of the Code, Section 302 or 303 of ERISA or the terms of any Plan has occurred with respect to any Plan sufficient to give rise to a Lien under Section 303(k) of ERISA or otherwise to have a Material Adverse Effect. As of the date of the most recent determination made for purposes of Section 430 of the Code with respect to the Plans, the Plans were Sufficiently Funded. Each member of the Consolidated Group and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any such Plan.
     (b) There are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be executed to have a Material Adverse Effect. No member of the Consolidated Group nor any ERISA Affiliate has engaged in any prohibited transaction, violated the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect. No Plan is deemed an “at-risk” plan under Section 303(i) of ERISA.
     (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no member of the Consolidated Group nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iii) no member of the Consolidated Group nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of

ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) no member of the Consolidated Group nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.”
     4. Financial Statements. Sections 6.01(a) and (b) of the Credit Agreement are hereby amended in their entirety to read as follows:
     “(a) promptly when available, but in any event within 120 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ended December 31, 2008), a consolidated balance sheet of the Consolidated Group and of the Borrower separately as at the end of such fiscal year, and the related statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, on a consolidated basis for the Consolidated Group and for the Borrower separately, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements of the Consolidated Group and of the Borrower separately to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;
     (b) promptly when available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Consolidated Group (commencing with the fiscal quarter ended March 31, 2009), a consolidated balance sheet of the Consolidated Group and of the Borrower separately as at the end of such fiscal quarter, and the related statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, on a consolidated basis for the Consolidated Group and for the Borrower separately, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements of the Consolidated Group and of the Borrower separately to be certified by the chief executive officer, chief financial officer, treasurer or controller of Consolidated Group and the Borrower, as applicable, as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of Consolidated Group and the Borrower, as applicable, in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and”
     5. Notices. A new Section 6.03(f) of the Credit Agreement is hereby added immediately following Section 6.03(e) of the Credit Agreement to read as follows:
     “(f) if, as of the most recent date of determination: (i) for purposes of Section 430 of the Code, the aggregate “funding shortfall” (as defined in Section

430(c)(4) of the Code, without reduction of assets of a Plan under Section 430(f)(4)(B) of the Code) of the Plans exceeds $15,000,000 or (ii) the Plans are not Sufficiently Funded.”
     6. References. From the date hereof, ay and all references in the Loan Documents to “Fifth Third Bank (Chicago)” shall be deemed to refer to “Fifth Third Bank, a Michigan Banking Corporation”.
     7. Representations, Warranties And Covenants. To induce Administrative Agent and the Lenders to enter into this Amendment, the Borrower hereby certifies, represents, warrants and covenants that:
     (a) Authorization. The Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow monies under the Loan Documents, as amended hereby, and to perform their obligations under the Loan Documents, as amended hereby.
     (b) No Conflicts. The execution and delivery of this Amendment and the performance by the Borrower of its obligations under the Loan Documents to which the Borrower is a party, as amended hereby, do not and will not conflict with any provision of law or of the articles of incorporation or bylaws of the Borrower or of any material agreement binding upon the Borrower.
     (c) Validity and Binding Effect. Each of the Loan Documents, as amended hereby, are a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.
     (d) Compliance with Warranties. The representation and warranties set forth in the applicable Loan Documents, as amended hereby, are true and correct in all material respects with the same effect as if such representations and warranties had been made on the date hereof (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties are true and correct as of such earlier date).
     (e) No Event of Default. As of the date hereof, no Default or Event of Default under the Loan Documents, as amended hereby, has occurred and is continuing.
     8. Conditions Precedent. This Amendment shall become effective as of the date above first written after receipt by the Administrative Agent of the following:
     (a) Amendment. This Amendment duly executed by all of the parties hereto.
     (b) Amendment to FreightCar Credit Agreement. The First Amendment to FreightCar Credit Agreement, duly executed by all of the parties thereto.
     (c) Acknowledgement and Agreement of Guarantor. The Acknowledgement and Agreement of Guarantor set forth at the end of this Amendment, duly executed by such Guarantor.
     (d) Other Documents. Such other documents, certificates and/or opinions of counsel as the Administrative Agent or the Lenders may request.
     9. General.
     (a) Governing Law; Severability. This Amendment shall be construed in accordance with and governed by the internal laws of the State of New York applicable to contracts made and to be performed entirely within such State, without regard to conflict of laws principles. Wherever possible each provision of the Loan Documents and this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Loan Documents and this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Loan Documents and this Amendment.
     (b) Successors and Assigns. This Amendment shall be binding upon the Borrower, the Administrative Agent, the Lenders and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Administrative Agent, the Lenders and their respective successors and assigns.
     (c) Continuing Force and Effect of Loan Documents. Except as specifically modified or amended by the terms of this Amendment, all other terms and provisions of the Loan Documents are incorporated by reference herein, and in all respects, shall continue in full force and effect. The Borrower, the Administrative Agent, and the Lenders by execution of this Amendment, hereby reaffirms, assumes and binds themselves to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Loan Documents and all other documents executed in connection therewith, including all guaranties, as applicable.
     (d) Expenses. The Borrower shall pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) in connection with the preparation of this Amendment and other related Loan Documents.
     (e) Release. The Borrower, by signing this Amendment, each hereby absolutely and unconditionally releases and forever discharges the Administrative Agent and the Lenders, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.
     (f) Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by the Lenders shall deemed to be originals.
Signature page follows

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

JAIX LEASING COMPANY
By:
Name:
Title:

(Signature page to First Amendment to Credit Agreement)

BANK OF AMERICA, N.A., as Administrative Agent
By:
	Name:	Michael Brashler
	Title:	Vice President

(Signature page to First Amendment to Credit Agreement)

BANK OF AMERICA, N.A., as a Lender
By:
	Name:	Robert W. Hart
	Title:	Senior Vice President

(Signature page to First Amendment to Credit Agreement)

FIFTH THIRD BANK, A MICHIGAN BANKING CORPORATION, as a Lender
By:
Name:
Title:

(Signature page to First Amendment to Credit Agreement)

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR
The undersigned hereby expressly: (a) consents to the execution of the foregoing Amendment; (b) acknowledges that the Borrower’s “Obligations” (as defined in the Credit Agreement referred to in the foregoing Amendment) includes all of the obligations and liabilities owing from the Borrower to the Administrative Agent and the Lenders, including, but not limited to, the obligations and liabilities of the Borrower to the Administrative Agent and the Lenders under and pursuant to the Loan Documents, as the case may be, as amended from time to time, and as evidenced by the notes delivered in connection therewith, as the same may be modified, extended and/or replaced from time to time; (c) reaffirms, assumes and binds itself in all respects to all of the obligations, liabilities, duties, covenants, terms and conditions that are contained in the Guaranty Agreement dated as of September 30, 2008, executed by the undersigned for the benefit of the Administrative Agent (as amended, restated, supplemented or otherwise modified form time to time, the “Guaranty"); (d) consents to the terms (including, without limitation, the release set forth in Paragraph 9(e) of the Amendment) and execution thereof; (e) agrees that all such obligations and liabilities under the Guaranty shall continue in full force and that the execution and delivery of this Amendment to, and its acceptance by, the Administrative Agent and the Lenders shall not in any manner whatsoever (i) impair or affect the liability of the undersigned to the Administrative Agent under the Guaranty; (ii) prejudice, waive, or be construed to impair, affect, prejudice or waive the rights and abilities of Administrative Agent or the Lenders at law, in equity or by statute, against the undersigned pursuant to their Guaranty; and/or (iii) release or discharge, nor be construed to release or discharge, any of the obligations and liabilities owing to the Administrative Agent and the Lenders by the undersigned under the Guaranty; and (f) represents and warrants that each of the representation and warranties set forth in the Guaranty are true and correct in all material respects with the same effect as if such representations and warranties had been made on the date hereof, (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties are true and correct as of such earlier date).

FREIGHTCAR AMERICA, INC.
By:
Name:
Title:

(Acknowledgement to First Amendment to Credit Agreement)